As filed with the Securities and Exchange Commission on December 27, 2019

SEC Registration No. 333-160374

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under the Securities Act of 1933

RELIV INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	37-1172197
(State or jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

136 Chesterfield Industrial Boulevard

Chesterfield, Missouri 63005

(636) 537-9715

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Ryan A. Montgomery

Chief Executive Officer

136 Chesterfield Industrial Boulevard

Chesterfield, Missouri 63005

(636) 537-9715

(Name, address, including zip code and telephone number,

including area code, of agent for service)

Approximate date of proposed sale to public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) of the Securities Act, check the following box. ☐

(Continuation of Facing Page)

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐ Accelerated filer ☐   Non-accelerated filer ☐

Smaller reporting company ☒           Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE: NOT APPLICABLE

EXPLANATORY NOTE –

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration Statement on Form S-3 (Commission File No.  333-160374), originally filed by Reliv International, Inc., a Delaware corporation (“Registrant”), with the Securities and Exchange Commission (the “SEC”) on July 1, 2009 (as amended, the “Registration Statement”), registering warrants to purchase up to 500,000 shares of Registrant’s common stock as well as 500,000 shares of Registrant’s common stock underlying those warrants to be issued under the Registrant’s 2009 Distributor Stock Purchase Plan (the “Plan”). The Registration Statement was declared effective by the SEC on July 14, 2009. On October 4, 2016, the Registrant completed a one for seven reverse split of the Common Stock, effectively reducing the number of shares covered by the Plan to 71,428 shares.

Registrant has no further obligation to maintain effectiveness of the Registration Statement. In accordance with an undertaking made by Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, this Post-Effective Amendment No. 1 is being filed to terminate the effectiveness of the Registration Statement and to remove from registration all securities registered but not sold under the Registration Statement. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri on December 27, 2019.

RELIV INTERNATIONAL, INC.

By:	/s/ Ryan A. Montgomery
Ryan A. Montgomery Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert L. Montgomery	Chairman of the Board of Directors	December 27, 2019
Robert L. Montgomery

/s/ Steven D. Albright	Chief Financial Officer (and	December 27, 2019
Steven D. Albright	Accounting Officer)

/s/ Ryan A. Montgomery	Chief Executive Officer, Director	December 27, 2019
Ryan A. Montgomery

/s/ Robert M. Henry	Director	December 27, 2019
Robert M. Henry

/s/ Paul Adams	Director	December 27, 2019
Paul Adams

/s/ John M. Klimek	Director	December 27, 2019
John M. Klimek